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                            [TRIMAS CORPORATION LOGO]

                        2005 THIRD QUARTER EARNINGS CALL

                                NOVEMBER 14, 2005

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[PICTURES OMITTED]                                    [TRIMAS CORPORATION LOGO]

                              SAFE HARBOR STATEMENT
--------------------------------------------------------------------------------

This document contains "forward-looking" statements, as that term is defined by the federal securities laws, about our financial condition, results of operations and business. Forward-looking statements include certain anticipated, believed, planned, forecasted, expected, targeted and estimated results along with TriMas' outlook concerning future results. The words "estimates,"
"expects," "anticipates," "projects," "plans," "intends," "believes,"
"forecasts," or future or conditional verbs, such as "will," "should," "could,"
or "may," and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management's examination of historical operating trends and data are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and projections will be achieved. These forward-looking statements are subject to numerous assumptions, risks and uncertainties and accordingly, actual results may differ materially from those expressed or implied by the forward-looking statements. We caution readers not to place undue reliance on the statements, which speak only as of the date of this document. The cautionary statements set forth above should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. We do not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events. Risks and uncertainties that could cause actual results to vary materially from those anticipated in the forward-looking statements included in this document include general economic conditions in the markets in which we operate and industry-based factors such as: technological developments that could competitively disadvantage us, increases in our raw material, energy, and healthcare costs, our dependence on key individuals and relationships, exposure to product liability, recall and warranty claims, compliance with environmental and other regulations, and competition within our industries. In addition, factors more specific to us could cause actual results to vary materially from those anticipated in the forward-looking statements included in this document such as our substantial leverage, limitations imposed by our debt instruments, our ability to successfully pursue our stated growth strategies and opportunities, including our ability to identify attractive and other strategic acquisition opportunities and to successfully integrate acquired businesses and complete actions we have identified as providing cost-saving opportunities.

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                                     AGENDA
--------------------------------------------------------------------------------

o    2005 Third Quarter Financial Highlights

o    2005 Third Quarter Operating Highlights

o    2005 Third Quarter Financial Performance

o    TriMas Capitalization

o    2005 Focus & Priorities

o    Q&A

o    Appendix

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                     2005 THIRD QUARTER FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

o    TriMas had sales of $270.9 million in the quarter, representing an increase of $13.8 million or 5.4% over Q3 2004. Steel surcharges recovered from customers had a negligible impact in third quarter 2005 versus third quarter 2004.

     o    With the exception of Fastening Systems which was flat, each of our other business segments had year-over-year revenue growth in the quarter primarily reflecting the benefit of new product introductions and market share gains.

     o    In the second half of 2004, Fastening Systems' Lake Erie Products business was working through a significant backlog of orders driven by demand spikes at Caterpillar and John Deere. Order and inventory levels at these customers have normalized in the current quarter.

     o    Sales levels at Rieke, Cequent Transportation Accessories and
          Industrial Specialties increased 3.8%, 1.2% and 18.6%, respectively.

o    Adjusted EBITDA within the quarter was $26.8 million, representing a decrease of $4.2 million or 13.5% compared to Q3 2004.

     o    The reduction of Adjusted EBITDA is attributed to lower material margins within Cequent partially offset by variable and fixed cost reductions related to our "Road to Recovery" initiatives. Also, higher material costs at Rieke were partially offset by better conversion and product mix at Fastening Systems and across the board earnings expansion at Industrial Specialties.

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                     2005 THIRD QUARTER FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

o    The Company reported Q3 2005 operating profit of $18.0 million, a decrease of $2.9 million compared to operating profit of $20.9 million in Q3 2004.

     o    The impact of reduced sales volumes and increasing material costs, principally in Cequent's Towing and Consumer Products business units more than offset the continued strong earnings performance in our
          Industrial Specialties and Fastening Systems business segments.

     o    Lower material margins of approximately $12.7 million were partially offset by reductions in virtually all variable and fixed cost categories of approximately $6.9 million.

     o    Expenses related to plant consolidation and restructuring activities decreased $2.9 million to $0.6 million in third quarter 2005 compared to $3.5 million in the same period a year ago.

     o    Provided $1.5 million to reserve accounts receivable from two customers who filed Chapter 11 bankruptcy.

o    Third quarter 2005 net income was $0.2 million or $0.01 per share versus net income of $2.2 million or $0.11 per share in the year ago period.

     o    Increased borrowing costs ($1.4 million) due to higher interest rates even with lower average borrowing levels.

     o    Increased other expense ($0.6 million) due to greater use of our receivables securitization facility and incremental costs ($0.6 million) related to renewal of our securitization facility in July
          2005.

     o    Our third quarter 2005 tax provision reflects the benefit of adjusting our full year effective tax rate for revised estimates of reported pre-tax income.

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                     2005 THIRD QUARTER FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

o    Total debt and securitization at September 30, 2005 was $753.9 million, a decrease of approximately $30 million compared to June 30, 2005.

     o    Due principally to better inventory management, aggressive collection of receivables, lower capital expenditures and reduction of restructuring, consolidation and integration expenses.

     o    TriMas finished the quarter with $162.5 million net operating working capital or 15.0% of sales. This compares to $181.1 million or 17.6% of sales for the comparable period a year ago.

o    The Company's Bank LTM EBITDA was $145.6 million which supported our lending ratios:

     o    Leverage ratio was 5.18x vs. leverage covenant of 5.65x.

     o    Interest coverage ratio was 2.04x vs. interest coverage covenant of
          2.00x.

o    TriMas had $2.2 million in cash at quarter end and $68 million in available liquidity under our revolving credit agreement.

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                           [TRIMAS CORPORATION LOGO]

                              OPERATING HIGHLIGHTS

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                     2005 THIRD QUARTER OPERATING HIGHLIGHTS
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                       CEQUENT TRANSPORTATION ACCESSORIES

o    Third quarter 2005 sales increased $1.5 million to $126.7 million, or 1.2%, from $125.1 million reported in the prior year.

     o    Cequent did experience lower demand for towing products in the wholesale distributor and installer markets than a year ago. That said, these channels have cautious optimism coming into the 2006 pre-buy season. We are being conservative in our outlook due to rising interest rates and uncertain gas prices.

     o    Our Trailer, Electrical and Australian businesses reported both increased revenues and earnings in the third quarter 2005.

o    Adjusted EBITDA in Q3 2005 decreased $5.3 million to $12.2 million from
     $17.5 million in Q3 2004.

o    Quarterly operating profit was $8.0 million (6.3% of sales) compared to
     $12.7 million (10.1% of sales) in the year ago period.

     o    Earnings deterioration is a result of the volume decline and deterioration of material margins partially offset by reductions in variable and fixed costs due to "Road to Recovery" initiatives.

     o    The competitive pricing pressures impacting margins within our
          Consumer (retail) business are being addressed via line pricing reviews with customers and sourcing directives. Margin expansion is expected in this business coming into 2006.

o    Operating working capital levels improved as inventory levels were reduced approximately $20.6 million and receivables balances were reduced approximately $12.3 million.

o    Cequent is expected to continue its improvement in performance coming into the fourth quarter.

                               [PICTURES OMITTED]

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                     2005 THIRD QUARTER OPERATING HIGHLIGHTS
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                             RIEKE PACKAGING SYSTEMS

o    Net sales for the quarter were $34.3 million, up 3.8% compared to third quarter 2004.

o    In the third quarter 2005, core product sales decreased 2.6%, while sales of new specialty dispensing products increased $2.0 million in third quarter 2005 to $7.2 million compared to $5.2 million in Q3 2004.

o    Adjusted EBITDA in Q3 2005 decreased $1.3 million to $9.3 million from
     $10.6 million in Q3 2004.

o    Operating profit for third quarter 2005 declined 20.0%, or $1.7 million, to
     $7.1 million (20.6% of sales) from $8.8 million (26.7% of sales) in third quarter 2004.

     o    The decrease in operating profit and EBITDA between years is due to lower material margins and higher operating costs (freight, energy and benefits).

     o    Resin costs increased approximately 15% within the quarter.

     o    Rieke expects positive earnings momentum for the remainder of 2005.

                               [PICTURES OMITTED]

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                     2005 THIRD QUARTER OPERATING HIGHLIGHTS
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                                FASTENING SYSTEMS

o    Q3 2005 sales of $39.1 million were flat compared to the year ago period.
     Excluding steel price increases recovered from customers, sales were up
     3.5% compared to the year ago period.

o    Sales within our aerospace fasteners business during the quarter continued
     to be strong compared to third quarter 2004 due to an overall increase in the commercial and business jet build rates in 2005, and as a result of manufacturers and distributors buying to replenish inventory levels.

     o    Our order backlog for aerospace fasteners at quarter end approximated
          $17 million compared to $12 million at the end of 2004.

o    Adjusted EBITDA in the quarter was $3.4 million compared to $0.3 million in
     Q3 2004.

o    Operating profit improved $3.2 million to $1.7 million from an operating loss of $1.5 million in third quarter 2004.

o    In the quarter, Lake Erie Products provided $1.5 million of reserves for accounts receivables with two customers in bankruptcy proceedings.

o    This segment expects continued earnings momentum for the remainder of 2005.

                               [PICTURES OMITTED]

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                     2005 THIRD QUARTER OPERATING HIGHLIGHTS
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                             INDUSTRIAL SPECIALTIES

o    Net sales for Q3 2005 were $70.9 million, an increase of 18.6% compared to the same period a year ago driven by new product introductions, market share gains and economic expansion.

     o    Sales of Arrow's engines and replacement parts increased 51.1% versus the year ago period as it benefited from high levels of drilling activity in the U.S. and Canada due to high oil and natural gas prices.

     o    Norris Cylinder's sales increased 37.4% as adjusted for steel over Q3
          2004 with a strong backlog.

     o    Sales within our Lamons specialty gasket business increased 16.3%
          compared to third quarter 2004 as a result of significant oil refinery
          "turnaround" activity at several major customers.

     o    Compac's sales in the quarter increased 2.9% compared to Q3 2004 due to the strength in residential building and improved recovery from customers of material cost increases.

     o    Precision Tool is beginning to see real growth in its strategic initiative of selling into the specialty medical equipment market.
          This is partially offset by weaker demand for standard products, particularly in the automotive segment.

o    Adjusted EBITDA for the quarter was $9.0 million compared to $7.4 in the period a year ago.

o    Operating profit for the quarter increased 28.2% to $7.1 million or 10.1%
     of sales, from $5.6 million or 9.3% of sales in the year ago period as the group benefited from higher sales volumes during the quarter.

o    This group of companies expects continued earnings momentum for the remainder of 2005.

                               [PICTURES OMITTED]

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                            [TRIMAS CORPORATION LOGO]

                              FINANCIAL PERFORMANCE

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                           2005 THIRD QUARTER RESULTS
--------------------------------------------------------------------------------

($ IN MILLIONS)
                                                         -----------------------------------    -----------------------------------
                                                              THREE MONTHS ENDED SEPT 30              NINE MONTHS ENDED SEPT 30
                                                         -----------------------------------    -----------------------------------
NET SALES                                                  2005          2004       Variance      2005         2004       Variance
-------------------------------------------------------  --------     --------      --------    --------     --------     ---------

Cequent Transportation Accessories ....................  $  126.6     $  125.1        1.2%      $  409.7     $  405.2          1.1%
Rieke Packaging .......................................      34.3         33.1        3.6%         103.6         98.2          5.5%
Fastening Systems .....................................      39.1         39.1        0.0%         122.4        114.8          6.6%
Industrial Specialties ................................      70.9         59.8       18.6%         222.6        184.1         20.9%
                                                         --------     --------      --------    --------     --------     ---------
  Total Net Sales .....................................  $  270.9     $  257.1        5.4%      $  858.3     $  802.3          7.0%

OPERATING PROFIT
-------------------------------------------------------
Cequent Transportation Accessories ....................  $   8.0      $   12.7      -37.0%      $   30.7     $   49.4        -37.9%
Rieke Packaging .......................................      7.1           8.8      -19.3%          22.8         24.1         -5.4%
Fastening Systems .....................................      1.7          (1.5)       N/A            5.6         (5.8)         N/A
Industrial Specialties ................................      7.1           5.6       26.8%          25.7         20.0         28.5%
Corporate .............................................     (5.9)         (4.7)      25.5%         (15.8)       (15.8)         0.0%
                                                         --------     --------      --------    --------     --------     ---------
  Total Operating Profit ..............................  $  18.0      $   20.9      -13.9%      $   69.0     $   71.9         -4.0%
    % Margin ..........................................      6.6%          8.1%      -1.5%           8.0%         9.0%        -0.9%

ADJUSTED EBITDA(1)
-------------------------------------------------------
Cequent Transportation Accessories ....................  $  12.2      $   17.5      -30.3%      $   43.9     $   63.5        -30.9%
Rieke Packaging .......................................      9.3          10.6      -12.3%          28.1         30.7         -8.5%
Fastening Systems .....................................      3.4           0.3     1033.3%          10.3         (0.8)         N/A
Industrial Specialties ................................      9.0           7.4       21.6%          31.2         25.5         22.4%
                                                         --------     --------      --------    --------     --------     ---------
  Segment Adjusted EBITDA .............................  $  33.9      $   35.8       -5.3%      $  113.5     $  118.9         -4.5%
    % Margin ..........................................     12.5%         13.9%      -1.4%          13.2%        14.8%        -1.6%
Corporate office, management fee and other ............  $  (7.1)     $   (4.9)      44.9%      $  (18.5)    $  (17.1)         8.2%
------------------------------------------------------------------------------------------------------------------------------------
   TOTAL COMPANY ADJUSTED EBITDA ......................  $  26.8      $   30.9      -13.3%      $   95.0     $  101.8         -6.7%
------------------------------------------------------------------------------------------------------------------------------------
    % Margin ..........................................      9.9%         12.1%      -2.2%          11.1%        12.7%        -1.6%

MEMO ITEMS
-------------------------------------------------------
Restructuring, consolidation and integration costs(2)..  $  (0.6)     $   (3.5)   $   2.9       $   (3.5)    $  (13.3)    $   (9.4)
Asbestos lititgation defense costs ....................  $  (0.6)     $      -    $  (0.6)      $   (1.5)    $      -     $   (1.5)

(1) The Company has established Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") as an indicator of our operating performance and as a measure of our cash generating capabilities. The Company defines "Adjusted
EBITDA" as net income before interest, taxes, depreciation, amortization, non-cash asset and goodwill impairment write-offs, non-cash losses on sale-leaseback of property and equipment, legacy restricted stock award expense, and write-off of equity offering costs.

(2) Represents certain charges related to our consolidation, restructuring and integration activities intended to eliminate duplicative costs or achieve cost efficiencies related to integrating acquisitions or other restructurings related to expense reduction efforts. These costs and asbestos litigation defense costs are not eliminated in the determination of Company Adjusted EBITDA, however we would exclude these costs to better evaluate our underlying business performance.

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                              TRIMAS CAPITALIZATION
--------------------------------------------------------------------------------

($ IN MILLIONS)
--------------------------------------------------------------------------------
                                       SEPTEMBER 30,     DECEMBER 31,
                                           2005             2004
--------------------------------------------------------------------------------
Cash and Cash Equivalents ...........   $     2.2         $     3.1
--------------------------------------------------------------------------------
Working Capital Revolver ............   $     6.0         $    12.8
Term Loan B .........................       286.7             288.9
Other Debt ..........................           -               0.1
                                        ---------         ---------
  Subtotal, Senior Secured Debt .....       292.7             301.8

9.875% Senior Sub Notes due 2012 ....       436.3             436.2
--------------------------------------------------------------------------------
  Total Debt ........................   $   729.0         $   738.0
--------------------------------------------------------------------------------
  Total Shareholders' Equity ........   $   403.9         $   405.2
--------------------------------------------------------------------------------
   Total Capitalization .............   $ 1,132.9         $ 1,143.2
--------------------------------------------------------------------------------
Memo: A/R Securitization ............   $    24.9         $    48.0
  Total Debt + A/R Securitization ...   $   753.9         $   786.0
--------------------------------------------------------------------------------

KEY RATIOS:
-----------
Bank LTM EBITDA .....................   $   145.6         $   154.9
Coverage Ratio ......................        2.04x             2.40x
Leverage Ratio ......................        5.18x             5.08x
--------------------------------------------------------------------------------

Third Quarter 2005 Update
-------------------------

o    TriMas had $2.2 million of cash and cash equivalents at September 30, 2005.

o    The Credit Agreement leverage ratio was 5.18x at September 30, 2005 compared to 5.40x at June 30, 2005 and 5.08x at December 31, 2004.

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                                                                              14

                 TRIMAS CORPORATION - 2005 FOCUS AND PRIORITIES
--------------------------------------------------------------------------------

o    TriMas is forecasting year-over-year earnings improvement in the fourth quarter of 2005.

o    TriMas' earnings issues are primarily within two of our Cequent
     Transportation Accessories companies: Towing and Consumer Products. As a group, Cequent is focused on:

     o    Lowering its fixed cost base

          o    Reducing selling, general and administrative expenses

          o    Shrinking the group's manufacturing and distribution footprint

          o    Fully utilizing our low cost Mexican operations

     o    Lowering its variable cost

          o    Reducing SKU complexity

          o    Driving off-shore purchasing initiatives

          o    Reducing labor

     o    Driving customer performance

          o    Focus on order fill

          o    Providing "fighting" brands to the channels that want them

     o    Positioning Cequent to be more flexible and more profitable

o    We have narrowed the gap in the third quarter and expect that slope of improvement to increase in the fourth quarter.

o    All of the TriMas companies are focused on product launches and revenue expansion as we prepare to enter 2006.

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                                                                              15

                  TRIMAS CORPORATION - 2005 FOCUS AND PRIORITIES
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IN SUMMARY.........

o    Initiatives are being implemented that will drive an estimated $15 million of annual costs from the business and $10 million of additional pricing.

o    Working capital reductions and free cash flow will drive further debt reduction by year end.

o    Every TriMas portfolio company will drive free cash flow as we move forward.

o    TriMas businesses in aggregate are in solid shape. The Cequent year-over-year improvement in working capital management has resulted in solid debt pay down. The Towing Products and Consumer Products businesses are closer to executing lower cost strategies which will make TriMas only stronger.

o    The focus within TriMas is now on product, market, and profitable revenue expansion as the basis for further earnings growth.

o    TriMas has too much debt. Free cash flow is our focus.

o    TriMas took a big bite out of debt in the quarter, we know how to do it.

o    We expect solid performance in the fourth quarter and into 2006. That said, we are being conservative in our view of general economic expansion versus new products and market share gains.

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                                                                              16

                            [TRIMAS CORPORATION LOGO]

                                      Q & A

                               [PICTURES OMITTED]

                            [TRIMAS CORPORATION LOGO]

                                    APPENDIX

                               [PICTURES OMITTED]

                             CONDENSED BALANCE SHEET
--------------------------------------------------------------------------------

($ IN MILLIONS)
------------------------------------------------------------------------------------------
                                                 SEP. 30,        DEC. 31,       SEP. 30,
                                                   2005            2004           2004
------------------------------------------------------------------------------------------

                    ASSETS
                    ------
Current Assets:
  Cash & Cash Equivalents ....................  $      2.2      $      3.1     $      3.1
  Receivables ................................       119.1            93.4          150.2
  Inventories ................................       164.0           180.0          166.6
  Deferred Income Taxes ......................        17.5            17.5           11.0
  Prepaid Expenses and Other Current Assets ..         7.5             8.5           10.2
                                                ----------      ----------     ----------
    Total Current Assets .....................       310.3           302.5          341.1

Property & Equipment, Net ....................       188.9           198.6          204.7
Goodwill .....................................       652.2           658.0          658.9
Other Intangibles, Net .......................       293.6           304.9          312.8
Other Assets .................................        56.5            58.2           60.9
                                                ----------      ----------     ----------
Total Assets .................................  $  1,501.5      $  1,522.2     $  1,578.4
                                                ==========      ==========     ==========

    LIABILITIES AND SHAREHOLDERS' EQUITY
    ------------------------------------
Current Liabilities:
  Current Maturities, Long-Term Debt .........  $      2.9      $      3.0     $      3.0
  Accounts Payable ...........................       116.8           135.2          121.1
  Accrued Liabilities ........................        73.8            68.2           79.7
  Due to Metaldyne ...........................         3.3             2.6            0.3
                                                ----------      ----------     ----------
    Total Current Liabilities ................       196.8           209.0          204.1
Long-Term Debt ...............................       726.2           735.0          772.9
Deferred Income Taxes ........................       131.6           133.5          151.0
Other Long-Term Liabilities ..................        38.7            35.2           34.7
Due to Metaldyne .............................         4.3             4.3            6.5
                                                ----------      ----------     ----------
  Total Liabilities ..........................     1,097.6         1,117.0        1,169.2
Total Shareholders' Equity ...................       403.9           405.2          409.2
                                                ----------      ----------     ----------
Total Liabilities and Shareholders' Equity ...  $  1,501.5      $  1,522.2     $  1,578.4
                                                ==========      ==========     ==========

o    At September 30, 2005, TriMas had $2.2 million of cash and approximately
     $68 million of available liquidity under its revolving credit agreement.

o    Receivables and debt reduced $25 million at September 30, 2005 as receivables securitization is "off-balance sheet."

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                        CONDENSED STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------

(UNAUDITED - IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

--------------------------------------------------------------------------------
                    FOR THE THREE MONTHS ENDED SEPTEMBER 30,
--------------------------------------------------------------------------------

                                                          2005           2004
                                                      -----------    -----------
Net sales ..........................................  $    270.9     $    257.1
Cost of sales ......................................      (210.8)        (196.4)
                                                      -----------    -----------
  Gross profit .....................................        60.1           60.7
Selling, general and administrative expenses .......       (42.1)         (39.8)
                                                      -----------    -----------
  Operating profit .................................        18.0           20.9
Other expense, net .................................       (20.4)         (17.5)
                                                      -----------    -----------
Income (loss) before income tax benefit (expense) ..        (2.4)           3.4
Income tax benefit (expense) .......................         2.6           (1.2)
                                                      -----------    -----------
Net income .........................................  $      0.2     $      2.2
                                                      ===========    ===========
Basic earnings per share ...........................  $     0.01     $     0.11
                                                      ===========    ===========
Diluted earnings per share .........................  $     0.01     $     0.11
                                                      ===========    ===========
Weighted average common shares - basic .............        20.0           20.0
                                                      ===========    ===========

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                              CASH FLOW HIGHLIGHTS
--------------------------------------------------------------------------------

(UNAUDITED - $ IN MILLIONS)

--------------------------------------------------------------------------------
                     FOR THE NINE MONTHS ENDED SEPTEMBER 30,
--------------------------------------------------------------------------------

                                                          2005           2004
                                                        --------       --------
Cash provided by (used for) operating activities        $   19.8       $   (2.7)
                                                        --------       --------

  Capital expenditures                                     (15.0)         (35.6)
  Proceeds from sales of fixed assets                        3.5            0.4
  Acquisition of businesses, net of cash acquired              -           (5.5)
                                                        --------       --------
Cash used for investing activities                         (11.5)         (40.7)
                                                        --------       --------

  Payments on senior credit facility, net                   (2.2)          (2.2)
  Payments on notes payable and other                       (6.9)          42.0
                                                        --------       --------
Cash (used for) provided by financing activites             (9.1)          39.8
                                                        --------       --------
Net decrease in cash and cash equivalents               $   (0.8)      $   (3.6)
                                                        ========       ========

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               RECONCILIATION OF NON-GAAP MEASURE ADJUSTED EBITDA (1)
--------------------------------------------------------------------------------

(UNAUDITED - $ IN MILLIONS)
                                                              ----------------------      -------------------
                                                                THREE MONTHS ENDED        NINE MONTHS ENDED
                                                                   SEPTEMBER 30,             SEPTEMBER 30,
                                                                2005           2004        2005         2004
                                                              ----------------------      -------------------

Net income ................................................   $    0.2       $   2.2      $   6.8     $  13.4
  Income tax (benefit) expense ............................       (2.6)          1.2          1.0         7.8
  Interest expense ........................................       18.8          17.4         55.8        50.0
  Depreciation and amortization ...........................       10.4          10.1         31.4        30.6
                                                              --------       -------      -------     -------
Adjusted EBITDA ...........................................       26.8          30.9         95.0       101.8
  Interest paid ...........................................       (6.7)         (5.0)       (40.3)      (36.0)
  Taxes paid ..............................................       (2.6)         (2.2)        (8.4)       (8.7)
  Legacy stock award expense paid .........................          -             -            -        (5.4)
  (Gain) loss on dispositions of plant and equipment ......        0.3          (0.3)         0.4        (0.1)
  Payments to Metaldyne to fund contractual liabilities ...          -             -         (0.3)       (4.6)
  Receivables sales and securitization, net ...............      (24.0)        (40.5)         0.4         7.8
  Net change in working capital ...........................       11.7           6.9        (27.0)      (57.5)
                                                              --------       -------      -------     -------
Cash flows provided by (used for) operating activities ....   $    5.5       $ (10.2)     $  19.8     $  (2.7)
                                                              ========       =======      =======     =======

(1) The Company defines Adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization, impairment of goodwill, non-cash losses on sale-leaseback of property and equipment and legacy stock award expense. Lease expense and non-recurring charges are included in Adjusted EBITDA and include both cash and non-cash charges related to restructuring and integration expenses. In evaluating our business, management considers and uses Adjusted
EBITDA as a key indicator of financial operating performance and as a measure of cash generating capability. Management believes this measure is useful as an analytical indicator of leverage capacity and debt servicing ability, and uses it to measure financial performance as well as for planning purposes. However,
Adjusted EBITDA should not be considered as an alternative to net income, cash flow from operating activities or any other measures calculated in accordance with U.S. GAAP, or as an indicator of operating performance. The definition of
Adjusted EBITDA used here may differ from that used by other companies.

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                            KEY COVENANT CALCULATIONS
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($ IN MILLIONS)

LEVERAGE RATIO
--------------
Total Indebtedness at September 30, 2005 (1) ......................  $  753.9

LTM EBITDA, as defined (2) ........................................  $  145.6

  Leverage Ratio - Actual .........................................      5.18x

  Leverage Ratio - Covenant .......................................      5.65x

COVERAGE RATIO
--------------

LTM EBITDA, as defined (2) ........................................  $  145.6

Cash Interest Expense (2) .........................................  $   71.2

  Coverage Ratio - Actual .........................................      2.04x

  Coverage Ratio - Covenant .......................................      2.00x

Notes:
------

(1)  As defined in our Credit Agreement, as amended and restated June 6, 2003 and further amended December 17, 2003, December 21, 2004, and September 29,
     2005.

(2)  LTM EBITDA and Cash Interest Expense, as defined.

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                    LTM EBITDA AS DEFINED IN CREDIT AGREEMENT
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($ IN MILLIONS)

--------------------------------------------------------------------------------
Reported net loss for the twelve months ended September 30, 2005 .... $    (8.7)
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  Interest expense, net (as defined) ................................      73.4
  Income tax expense (benefit) ......................................     (11.1)
  Depreciation and amortization .....................................      45.3
  Extraordinary non-cash charges - impairment of assets .............      10.7
  Heartland monitoring fee ..........................................       4.2
  Interest equivalent costs .........................................       3.4
  Non-recurring expenses in connection with acquisition integration .       3.3
  Other non-cash expenses or losses .................................      17.8
  Non-recurring expenses or costs for cost savings projects .........       6.9
  Non-cash expenses related to equity grants ........................       0.4
                                                                      ----------
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Bank EBITDA - LTM Ended September 30, 2005 .......................... $   145.6
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